STATE OF OHIO
CERTIFICATE

Ohio Secretary of State, Frank LaRose

5385576

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

CAPSTONE 72, INC.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC FOR PROFIT CORP - ARTICLES **Effective Date: 04/02/2025**	**202509201232**

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 2nd day of April, A.D. 2025.

Ohio Secretary of State

Frank LaRose
Ohio Secretary of State

Date Electronically Filed: 4/2/2025

Toll Free: 877.767.3453 | Central Ohio: 614.466.3910

OhioSoS.gov | business@OhioSoS.gov

File online or for more information: OhioBusinessCentral.gov

Initial Articles of Incorporation

(For Profit, Domestic Corporation)

Filing Fee: $99

(113 - ARF)

Form Must Be Typed

First: Name of Corporation: Capstone 72, Inc.

(Name must include the following word or abbreviation: company, co., corporation, corp., incorporated, or inc.)

Second: Location of Principal Office in Ohio

City: PARMA

State: OHIO

County: CUYAHOGA

Optional: Effective Date (MM/DD/YYYY): 4/2/2025

(The legal existence of the corporation begins upon the filing of the articles or on a later date specified that is not more than ninety days after filing.)

Third: The number of shares which the corporation is authorized to have outstanding. (Please state if shares are common or preferred and their par value, if any.)

Number of Shares	Type of Shares	Par Value of Shares
990	COMMON	0

Fourth: If the corporation is to have an initial stated capital, please state the amount of that stated capital.

Amount: 0

Optional: Purpose:

** Note: ORC Chapter 1701 allows additional provisions to be included in the Articles of Incorporation that are filed with this office. If including any of these additional provisions, please do so by including them in an attachment to this form. **

Original Appointment of Statutory Agent

The undersigned, being at least a majority of the incorporators of

Capstone 72, Inc.

(Name of Corporation)

hereby appoint the following to be Statutory Agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is:

CHRISTOPHER A. CORPUS

(Name of Statutory Agent)

151 INNOVATION DR STE 260G

(Mailing Address)

ELYRIA	OH	44035
(Mailing City)	(Mailing State)	(Mailing ZIP Code)

Must be signed by the incorporators or a majority of the incorporators.

CHRISTOPHER A. CORPUS

(Signature)

(Signature)

(Signature)

Acceptance of Appointment

The Undersigned, CHRISTOPHER A. CORPUS, named herein as the

(Name of Statutory Agent)

Statutory agent for Capstone 72, Inc.

(Name of Corporation)

hereby acknowledges and accepts the appointment of statutory agent for said corporation.

Statutory Agent Signature CHRISTOPHER A. CORPUS

(Individual Agent's Signature / Signature on Behalf of Business Serving as Agent)

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document.

Required

Articles and original appointment of agent must be signed by the incorporator(s).

If the incorporator is an individual, then they must sign in the "signature" box and print his/her name in the "Print Name" box.

If the incorporator is a business entity, not an individual, then please print the entity name in the "signature" box, an authorized representative of the business entity must sign in the "By" box and print his/her name and title/authority in the "Print Name" box.

CHRISTOPHER A. CORPUS

Signature

By (if applicable)

Print Name

Signature

By (if applicable)

Print Name

Signature

By (if applicable)

Print Name

STATE OF OHIO
CERTIFICATE

Ohio Secretary of State, Frank LaRose

5385576

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

CAPSTONE 72, INC.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
AMENDMENT TO ARTICLES	**202613403608**

Effective Date: 05/14/2026

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 15th day of May, A.D. 2026.

Ohio Secretary of State

United States of America
State of Ohio
Office of the Secretary of State

Amendment to Articles of Incorporation

Capstone 72, Inc.

Upon authorization of all of the Shareholders of Capstone 72, Inc., an Ohio for-profit corporation with Charter Number 5385576 (the "Corporation"), the existing articles of incorporation of the Corporation shall be amended in the following manner:

The Corporation is currently authorized to have 990 common shares with no par value and the Corporation is increasing the number of authorized shares as follows:

- The number of shares which the Corporation is authorized to have outstanding is 30,000,000 common shares with no par value.

Dated May 5, 2026.

Respectfully submitted,

Capstone 72, Inc.

Bonnie Wu, President